SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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FX Energy, Inc.
(Name of Registrant as Specified in its Charter)

n/a
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FX ENERGY, INC.

3006 Highland Drive, #206

Salt Lake City, Utah 84106 USA

Telephone: (801) 486-5555

Facsimile: (801) 486-5575

May 4, 2007

Dear FX Energy Stockholder:

Our Proxy Statement for the 2007 Annual Stockholders’ Meeting of FX Energy, Inc. and our 2006 Annual Report are enclosed. At this meeting, we will seek your support for the election of directors and the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2007.

These are important considerations for all stockholders. Therefore, the Board of Directors urges you to review each of these proposals carefully. The enclosed proxy statement discusses the intended benefits as well as possible disadvantages of these proposals.

Your Board of Directors believes that the adoption of each of the proposals is in the best interests of all stockholders.

Sincerely,

FX ENERGY, INC.

David N. Pierce

President

FX ENERGY, INC.

3006 HIGHLAND DRIVE, SUITE 206

SALT LAKE CITY, UTAH 84106

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 5, 2007

To the Stockholders of FX Energy, Inc.:

The 2007 Annual Stockholders’ Meeting (the “Annual Meeting”) of FX Energy, Inc. (the “Company”) will be held June 5, 2007, in the Sawtooth Room, Little America Hotel, 500 South Main Street, Salt Lake City, Utah. The Annual Meeting will convene at 10:00 a.m., local time, to consider and take action on the following proposals:

(1)	to elect four directors to serve until the expiration of their respective terms and until their respective successors are elected and qualified;

(2)	to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for 2007; and

(3)	to transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

Only owners of record of the Company’s common stock outstanding as of the close of business April 20, 2007 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting. Each share of common stock is entitled to one vote.

Holders of at least a majority of the shares of common stock outstanding on the Record Date must be represented at the meeting to constitute a quorum for conducting business.

The attendance at and/or vote of each stockholder at the Annual Meeting is important, and each stockholder is encouraged to attend.

FX ENERGY, INC.
By Order of the Board of Directors

Scott J. Duncan, Secretary

Salt Lake City, Utah

May 4, 2007

IMPORTANT

Regardless of whether you plan to attend the meeting in person, please fill in, sign, date and return the enclosed proxy promptly in the self-addressed, stamped envelope provided. No postage is required if mailed in the United States. If you prefer, you may send the Company your proxy by facsimile transmission at 1-801-486-5575.

SPECIAL REQUEST

If your shares are held in the name of a brokerage firm, nominee or other institution, only it can vote your shares. Please contact promptly the person responsible for your account and give instructions for your shares to be voted.

FX ENERGY, INC.

3006 HIGHLAND DRIVE, SUITE 206

SALT LAKE CITY, UTAH 84106

PROXY STATEMENT

INTRODUCTION

This proxy statement is furnished in connection with the solicitation of proxies, on behalf of FX Energy, Inc., to be voted at the Annual Meeting to be held in the Sawtooth Room, Little America Hotel, 500 South Main Street, Salt Lake City, Utah, on June 5, 2007, at 10:00 a.m., local time, or at any adjournment thereof. The enclosed proxy, when properly executed and returned in a timely manner, will be voted at the Annual Meeting in accordance with the directions set forth thereon. If no instructions are indicated on the enclosed proxy, the proxy will be voted as follows at the Annual Meeting:

(1)

FOR the election of four nominees of the Company set forth herein as directors of the Company to serve as directors until the expiration of their respective terms and until their successors are elected and qualified;

(2)	TO ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for 2007; and

(3)	IN accordance with the best judgment of the persons acting as proxies on other matters presented for a vote.

The enclosed proxy, even though executed and returned to the Company, may be revoked at any time before it is voted, either by giving a written notice, mailed or delivered to the Secretary of the Company or sent by facsimile transmission to 1-801-486-5575, by submitting a new proxy bearing a later date, or by voting in person at the Annual Meeting. If the proxy is returned to the Company without specific direction, the proxy will be voted in accordance with the Company’s recommendations as set forth above.

The entire expense of this proxy solicitation will be borne by the Company. In addition to this solicitation, officers, directors and regular employees of the Company, who will receive no extra compensation for such services, may solicit proxies by mail, by telephone or in person. This proxy statement and form of proxy were first mailed to stockholders on or about May 4, 2007.

Only holders of the Company’s 35,682,633 shares of common stock, par value $0.001, outstanding as of the close of business on April 20, 2007 (the “Record Date”), will be entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote. Holders of at least a majority of the shares of common stock outstanding on the Record Date must be represented at the Annual Meeting to constitute a quorum for conducting business.

All properly executed and returned proxies as well as shares represented in person at the meeting will be counted for purposes of determining if a quorum is present, whether the proxies are instructed to abstain from voting or consist of broker nonvotes. Under Nevada corporate law and the Company’s Articles of Incorporation and Bylaws, the election of directors requires the vote of a plurality of the votes cast at the Annual Meeting. Abstentions and broker nonvotes will not be counted for the election of directors. Routine matters are considered approved by the stockholders if the number of votes cast in favor of the action exceeds the number of shares cast in opposition to the action. Therefore, abstentions and broker nonvotes are not counted and will have the same legal effect as a vote in favor of matters other than the election of directors.

Officers and directors holding an aggregate of 908,379 shares of common stock, or approximately 2.4% of the outstanding shares, have indicated their intent to vote in favor of all proposals.

                The Company’s policy is that each member of the Board of Directors is encouraged, but not required, to attend the Annual Meeting. Two of the Company’s directors attended the Company’s 2006 Annual Meeting.

CORPORATE GOVERNANCE

Executive Officers, Directors

The following sets forth the name, age, term of directorship, and principal business experience of each executive officer and director of the Company.

		Year
Name	Age	Director Since	Term Expires	Business Experience During Past Five Years and Other Information

Directors

David N. Pierce	61	1992	2008

President and a director of the Company since 1992, Chairman from 1992 through 2003. For more than three years prior to 1992, Vice-President and a director of the Company’s predecessor, Frontier Exploration Company, co-founded with his brother, Andrew W. Pierce, in January 1989, which was acquired by the Company in 1992. Executive capacities with privately held oil and gas companies since 1979. An attorney with more than 30 years of experience in natural resources, securities and international business law. Graduate of Princeton University and Stanford University Law School.

Thomas B. Lovejoy	71	1995	2007

Chairman of the Board of Directors since October 27, 2003, Executive Vice-President effective February 20, 2007, Chief Financial Officer from 1999 to 2007, Vice-Chairman from 1995 through 2003, and a consultant to the Company from 1995 to 1999. Between 1992 and 1999, principal of Lovejoy & Associates, Inc., Greenwich, Connecticut, which provided financial strategic advice respecting private placements, mergers and acquisitions. From 1989 through 1992, managing director and head of natural resource, utility and mining groups of Prudential Securities, Inc., New York City. From 1980 through 1988, managing director and head of the energy and natural resources group of Paine Webber, Inc. From 1993 to 2001, director of Scaltech, Inc., Houston, Texas, a processor of petroleum refinery oil waste. Graduate of Massachusetts Institute of Technology and Harvard Business School.

Jerzy B. Maciolek	57	1995	2009

Vice-President of International Exploration and a director of the Company since 1995. Employed by the Company since September 1995. Instrumental in the Company’s exploration efforts in Poland. Prior to becoming the Company’s employee, a private consultant for over five years, including consulting on exploration projects in the western United States, the hydrocarbon potential of Poland and Kazakhstan, and developing applied integrated geophysical interpretations over gold mines in Nevada, California and Mexico. Graduate of the Mining and Metallurgy Academy in Krakow, Poland.

		Year
Name	Age	Director Since	Term Expires	Business Experience During Past Five Years and Other Information
David L. Worrell	61	2003	2007

Director of the Company since 2003. Founder and President of David Worrell Associates, a commercial real estate consulting and development firm with emphasis on the hospitality industry, from 1990 through 1997 and 1999 through the present. Served in 1998 as Senior Vice-President, Development, for Homestead Village, Inc., a New York Stock Exchange listed, lodging company. From 1993 through 1997, served as Chief Executive Officer, and from 1998 through the present, as Chairman of Subway Russia Franchising Company, exclusive master franchisee of the Subway Sandwich Shop restaurant concept in Russia; from 1981 through 1990, Managing Director, Vice-President and Director of Development for MAT Associates, a national real estate developer specializing in hotel and related commercial development. Prior to 1981, practicing attorney in the areas of real estate acquisition and development and international transactions. Graduate of Stanford Graduate School of Business, Stanford Law School, and Cornell University. Mr. Worrell is a member of the Company’s Nomination and Governance Committee and its Audit Committee, and is Chairman of the Company’s Compensation Committee.

Arnold S. Grundvig, Jr.	58	2003	2007

Director of the Company since 2003. President and Chief Financial Officer of A-Systems Corporation, a developer of accounting software, since 1993. Author of “The 90 Minute MBA” (2005). From 1990 to 1992, served as Controller for Weider Health & Fitness, a sports nutrition company, and Schiff Vitamin, a nutrition enhancement company. From 1985 to 1989, served as a Financial Analyst for Petro Source Corporation, a crude oil trading firm. From 1983 to 1985, worked as an independent turn-around consultant on several projects. From 1977 to 1983, worked for First Interstate Bank (now Wells Fargo Bank) as Manager of the Credit Department and as a Commercial Loan officer. From 1971 to 1977, served as a Financial Analyst for Dun & Bradstreet, Inc., a commercial credit rating bureau. Graduate of Phoenix University (MBA) and the University of Utah. Mr. Grundvig is Chairman of the Company’s Audit Committee and a member of the Company’s Nomination and Governance Committee and its Compensation Committee.

Richard Hardman CBE	71	2003	2009

Exploration Advisor since February 2003 and director since October 27, 2003. From January 2002 through January 2003, Advisor on Exploration to the Chief Executive Officer of Enterprise Oil and worked in an advisory capacity to Neptune Oil and Gas. Between 1983 and January 2002, served in various executive capacities with Amerada Hess, a worldwide, integrated oil and gas firm. Vice-President of Worldwide Exploration based in London between May 1998 and May 2001 and Exploration Advisor thereafter until January 2002. Over a career spanning more than 40 years, worked in oil and gas exploration as a geologist in Libya, Kuwait, Colombia, Norway and the North Sea. Chairman of

		Year
Name	Age	Director Since	Term Expires	Business Experience During Past Five Years and Other Information

the Petroleum Society of Great Britain, President of the Geological Society of London, as the European member of the Advisory Counsel of the American Association of Petroleum Geologists, and former Chairman and current committee member of APPEX, a farmout fair organization based in London. Commander of the British Empire in New Year Honours List of 1998 for services to the oil industry. Mr. Hardman is a member of the Company’s Nomination and Governance Committee and its Compensation Committee.

Dennis B. Goldstein	61	2003	2008

Mr. Goldstein has been a director since October 27, 2003, and was appointed Lead Director November 10, 2003. He previously served as a member of the Board of Directors from 1999 to 2002, and was a member of the Audit Committee of the Company prior to his resignation. Since March of 2002, Mr. Goldstein has been practicing natural resources law in San Francisco, California. From 1976 until March of 2002, Mr. Goldstein was with Homestake Mining Company, a New York Stock Exchange listed, international gold mining company in various capacities. When Homestake was purchased by Barrick Gold Corporation in 2002, he was Vice-President and Corporate Counsel. Mr. Goldstein is a graduate of Brown University (‘67), Stanford University Law School (‘71) and the Executive Program of the Stanford Graduate School of Business (‘87). He is a member of the California and the American Bar Associations. Mr. Goldstein is Chairman of the Company’s Nomination and Governance Committee and is a member of its Audit Committee and its Compensation Committee.

H. Allen Turner	54	2007	2007

Mr. Turner was appointed to the Board of Directors on February 19, 2007. Mr. Turner has 25 years experience in finance, including 20 years as a senior executive at Devon Energy Corporation (DVN: NYSE) during a period when it grew to become one of the world’s largest independent oil and gas exploration companies. While there, Mr. Turner’s responsibilities included corporate finance, strategic planning, long-term budgeting, and mergers and acquisitions. He also had substantial responsibility for SEC compliance, financial and public relations, stock exchange relationships, and compensation and benefits planning. Mr. Turner retired from Devon in 2001. Prior to his Devon experience, Mr. Turner was employed at Merrill Lynch in various local, regional and national positions. Since 2001, Mr. Turner has served as a director of Cortland Associates, a registered investment advisor, and as a private investor. Mr. Turner is a member of the Company’s Nomination and Governance Committee, the Audit Committee, and the Compensation Committee.

		Year
Name	Age	Director Since	Term Expires	Business Experience During Past Five Years and Other Information
Executive Officers

Andrew W. Pierce	59	--	--

Vice-President of Operations of the Company since 1992, director from 1992 through his resignation in 2003. For more than three years prior to 1992, President and a director of the Company’s predecessor, Frontier Exploration Company, co-founded with his brother, David N. Pierce, in January 1989, which was acquired by the Company in 1992. More than 25 years of experience in oil and gas exploration, drilling, production and leasing experience, with primary management and line responsibility for drilling and completion activities in the western United States.

Scott J. Duncan	58	--	--

Vice-President Investor Relations and Secretary of the Company, director from 1993 through 2004, when he did not stand for reelection. Financial consultant to the Company from its inception through April 1993, when he became the Company’s Treasurer. Prior to becoming a consultant with the Company, an executive and director of several small businesses in Salt Lake City. Graduate of the University of Utah School of Business.

Clay Newton	50	--	--

Vice-President of Finance, Treasurer and Chief Accounting Officer since 2003 and a director from 2002-2003. Worldwide Controller for LANDesk Software, Inc. from 2002-2003, a private technology company with operations and entities in eight countries. Director of Corporate Finance and Administration for Talk2 Technology, Inc., a private technology company, from 2000 to 2002. Chief Financial Officer and Corporate Secretary for Equity Oil, Inc., a publicly traded international oil and gas company, from 1986 to 2000. Graduate, University of Utah. Certified Public Accountant, Certified Equity Professional.

Director Independence

The Board of Directors has determined that Dennis B. Goldstein, Arnold S. Grundvig, Jr., Richard Hardman, H. Allen Turner, and David L. Worrell are “independent directors” as that term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers.

Board of Directors’ Meetings and Committees

Board of Directors

The Board of Directors held four meetings during 2006 and one meeting to date in 2007. The directors also discussed the Company’s business and affairs informally on numerous occasions throughout the year and took several actions through unanimous written consents in lieu of meetings.

Audit Committee

The Company’s Audit Committee Charter was included as an appendix to the proxy statement for our 2004 annual meeting of stockholders and is available on the Company’s website, www.fxenergy.com. The Audit Committee of the Board of Directors is currently composed of four independent directors: Arnold S. Grundvig, Jr., its Chairman, whom the Board of Directors has determined to be an audit committee financial expert, David L. Worrell, H. Allen Turner, and Dennis B. Goldstein, each of whom the Board of Directors has determined to be independent, all as required by Rule 10A-3(b)(1) adopted pursuant to the Securities Exchange Act of 1934.

The Audit Committee selects the Company’s independent auditors, approves the scope of audit and related fees, and reviews financial reports, audit results, internal accounting procedures, related-party transactions, when appropriate, and programs to comply with applicable requirements relating to financial accountability. The Audit Committee’s responsibilities also include the development of policies and procedures for compliance by the Company and its officers and directors with applicable laws and regulations. The Audit Committee met eight times during 2006 and has met two times to date in 2007, including meetings in early 2007 to review the results of the audit of the Company’s 2006 financial statements by its independent accountants and other related matters, as reported below.

Compensation Committee

The Company’s Compensation Committee Charter is available on the Company’s website, www.fxenergy.com. The Compensation Committee is responsible for reviewing performance of senior management, recommending compensation, and developing compensation strategies and alternatives throughout the Company. The Compensation Committee met four times during 2006 and has met once to date during 2007, in addition to several informal telephone meetings throughout 2006. The Compensation Committee of the Board of Directors is composed of five independent directors: David L. Worrell, its Chairman, Richard Hardman, Dennis B. Goldstein, H. Allen Turner, and Arnold S. Grundvig, Jr.

Nomination and Governance Committee

The Company’s Nomination and Governance Committee Charter is available on the Company’s website, www.fxenergy.com. The Nomination and Governance Committee is responsible for recommendations to the Board of Directors respecting corporate governance principles; prospective nominees for director; Board member performance and composition; function, composition and performance of Board committees; succession planning; director and officer liability insurance coverage; and directors’ responsibilities. The Nomination and Governance Committee met four times during 2006 and has met once to date during 2007. The Nomination and Governance Committee of the Board of Directors is composed of five independent directors: Dennis B. Goldstein, its Chairman, Richard Hardman, David L. Worrell, H. Allen Turner, and Arnold S. Grundvig, Jr.

When considering candidates for directors, the Nomination and Governance Committee takes into account a number of factors, including the individual’s reputation for judgment, skill, integrity and other relevant qualities; whether the candidate has relevant business experience; whether the candidate has achieved a high level of professional accomplishment; independence from management under both Nasdaq and Securities and Exchange Commission definitions; existing commitments to other businesses; potential conflicts of interest with other pursuits; corporate governance background and experience; financial and accounting background that would permit the candidate to serve effectively on the Audit Committee; and the size, composition, and experience of the existing Board of Directors.

The committee will also consider candidates for directors suggested by stockholders using the same considerations. Stockholders wishing to suggest a candidate for director should write to Scott J. Duncan and include a statement that the writer is a stockholder and is proposing a candidate for consideration by the committee; the name of and contact information for the candidate; a statement that the candidate is willing to be considered and would serve as a director if elected; a statement of the candidate’s business and educational experience, preferably in the form of a resume or curriculum vitae; information regarding each of the factors identified above, other than facts regarding the existing Board of Directors, that would enable the committee to evaluate the candidate; a statement detailing any relationship between the candidate and any customer, supplier or competitor of the Company; and detailed information about any relationship or understanding between the stockholder and the proposed candidate.

Before nominating a sitting director for reelection at an annual meeting, the committee considers the director’s performance on the Board of Directors and attendance at Board of Directors’ meetings, and whether the director’s reelection would be consistent with the Company’s governance guidelines and ability to meet all applicable corporate governance requirements.

                When seeking candidates for director, the committee may solicit suggestions from incumbent directors, management or others. After conducting an initial evaluation of the candidates, the committee will interview that candidate if it believes the candidate might be suitable for a position on the Board of Directors. The committee may also ask the candidate to meet with management. If the committee believes the candidate would be a valuable addition to the Board of Directors, it will recommend to the full Board of Directors that candidate’s nomination.

Rights Redemption Committee

In connection with the adoption of a stockholder Rights Agreement, the Board of Directors formed a Rights Redemption Committee during 1997 to perform certain functions in accordance with such plan. The Rights Redemption Committee, which shall be appointed by the Board of Directors as necessary, must consist of at least three continuing directors, a majority of whom may not be Company employees. The Rights Redemption Committee did not meet during 2006.

Policy on Stockholder Communications with Directors

Company stockholders that want to communicate with the Board, any of its committees, or with any individual director can write to the Company at 3006 Highland Drive, Suite 206, Salt Lake City, Utah 84106. Such letter should indicate that it is from a Company stockholder. Depending upon the subject matter, management will:

•	forward the communication to the director, directors or committee to whom it is addressed;
•	attempt to handle the inquiry directly if it is a request for information about the Company or other matter appropriately dealt with by management; or
•	not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

At each Board of Directors’ meeting, a member of management will present a summary of all communications received since the last meeting that were not forwarded to the directors and make those communications available to the directors on request.

Code of Ethics

The Company has adopted a Code of Ethics that applies to all of its employees, including its principal executive officer, principal financial officer, and its principal accounting officer. The Code of Ethics is available on the Company’s website, www.fxenergy.com.

Corporate Governance Guidelines

The Company has adopted Corporate Governance Guidelines to assist its directors in promoting the best interests of the stockholders in terms of corporate governance, fiduciary responsibilities, compliance with applicable law and regulations, and maintenance of accounting, financial or other controls. The Corporate Governance Guidelines are available on the Company’s website, www.fxenergy.com.

Stockholder Proposals

No proposals have been submitted by the Company’s stockholders for consideration at the Annual Meeting. It is anticipated that the next annual meeting of stockholders will be held during June 2008. Stockholders may present proposals for inclusion in the proxy statement to be mailed in connection with the 2008 Annual Meeting of Stockholders of the Company, provided such proposals are received by the Company no later than January 3, 2008, and are otherwise in compliance with applicable laws and regulations and the governing provisions of the Company’s Articles of Incorporation and Bylaws.

PROPOSAL 1.	ELECTION OF DIRECTORS

The Company’s Articles of Incorporation provide that the Board of Directors shall be divided into three classes, with each class as equal in number as practicable. One class is to be elected each year for a three-year term. At the Annual Meeting, three directors will be elected to serve three-year terms, and one director will be elected to serve a two year term.

The Board of Directors has nominated David L. Worrell, Arnold S. Grundvig, Jr., and Thomas B. Lovejoy, for election as directors of the Company at the Annual Meeting, each to serve for a term of three years expiring at the 2010 annual meeting and until his successor is elected and qualified. The Board of Directors has also nominated H. Allen Turner for election as a director of the Company at the Annual Meeting, to serve for a term of two years expiring at the 2009 annual meeting and until his successor is elected and qualified. Such nominations have been approved unanimously by the Company’s Nomination and Governance Committee and by the Board of Directors.

Votes will be cast, pursuant to authority granted by the enclosed proxy when properly executed and returned to the Company, for the election of the nominees named below as directors of the Company, except as otherwise specified in the proxy. In the event a nominee shall be unable to serve, votes will be cast, pursuant to authority granted by the enclosed proxy, for such person as may be designated by the Board of Directors. The Company’s officers are elected at the annual meeting of the Board of Directors to hold office until their respective successors are elected and qualified. The information concerning the nominees and directors and their security holdings has been furnished by them to the Company. Biographical information and business experience of each person nominated and for each director whose term of office will continue after the Annual Meeting are discussed above. (See “Corporate Governance: Executive Officers, Directors.”)

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” the election of the nominees David L. Worrell, Arnold S. Grundvig, Jr., and Thomas B. Lovejoy as directors of the Company, to serve in such capacities until the expiration of their term at the 2010 annual meeting of stockholders, and “FOR” the election of H. Allen Turner as a director of the Company, to serve in such capacity until the expiration of his term at the 2009 annual meeting of stockholders, and until their successors are elected and qualified.

Vote Required

Directors are elected by the affirmative vote of the holders of a plurality of the shares of common stock voted at the Annual Meeting. Abstentions and broker nonvotes will not be counted in the election of directors.

PROPOSAL 2.	RATIFICATION OF THE APPOINTMENT BY THE AUDIT COMMITTEE OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of PricewaterhouseCoopers LLP (PWC) has served as the Company’s Independent Registered Public Accounting Firm since 1995. The Audit Committee has appointed PWC to act in that capacity for the year ended December 31, 2007.

Although the Company is not required to submit this appointment to a vote of the stockholders, the Audit Committee believes it is appropriate as a matter of policy and a desirable corporate governance practice to request that the stockholders ratify the appointment of PWC as the Company’s Independent Registered Public Accounting Firm. If the stockholders do not ratify this appointment, the Audit Committee will investigate the reasons for that nonratification and determine whether to retain PWC or appoint another independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee may determine to engage a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and its stockholders.

It is anticipated that representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will be provided the opportunity to make a statement, if they desire to do so, and be available to respond to appropriate questions.

Recommendation of the Board of Directors

The Board of Directors recommends voting “FOR” the ratification of the appointment by the Audit Committee of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of March 31, 2007, the name and shareholdings of each person that owns of record, or was known by the Company to own beneficially, 5% or more of the common stock currently outstanding; the name and shareholdings of each director; and the shareholdings of all executive officers and directors as a group. Unless indicated otherwise in the footnotes, each person named below has, to the best of the Company’s knowledge, sole voting and investment power with respect to all shares of common stock shown as beneficially owned by each person:

Name	Amount and Nature of Beneficial Ownership	Percent of Class(1)

Principal Stockholders:
Cascoh, Inc., Barton J. Cohen and A. Baron Cass III group(2)	2,054,046	5.7%
James Shawn Chalmers(3)	1,916,870	5.2%
Potomac Capital Management(4)	1,818,438	5.1%

Directors:
David N. Pierce(5)	503,612	1.3%
Thomas B. Lovejoy(6)	791,969	2.1%
Jerzy B. Maciolek(7)	329,512	0.9%
David L. Worrell(8)	61,066	0.2%
Arnold S. Grundvig, Jr.(9).	24,066	0.1%
Dennis B. Goldstein(10).	80,874	0.2%
Richard F. Hardman(11)	116,705	0.3%
H. Allen Turner	--	--

All executive officers and directors as a group (10 persons)(12)	2,789,045	7.4%

(1)

Calculations of total percentages of ownership outstanding for each person or group assume the exercise of derivative securities that are exercisable within 60 days of the table date by the individual or group to which the percentage relates, pursuant to Rule 13d-3(d)(1)(i).

(2)

According to a Schedule 13-D/A dated August 16, 2006, by the Cascoh, Inc. group, 2100 McKinney Ave., Suite 155, Dallas, TX 75209. The calculation of beneficial ownership in the Schedule 13-D and in this table includes 771,352 warrants that are exercisable within 60 days of the table date.

(3)

According to a Schedule 13-D dated November 7, 2006, by James Shawn Chalmers, 705 S. 10th Street, Blue Springs MO 64015. The calculation of beneficial ownership in the Schedule 13-D and in this table includes 1,053,653 warrants that are exercisable within 60 days of the table date.

(4)

According to a Schedule 13-G dated February 15, 2007 by Potomac Capital Management, 825 Third Avenue, 33rd Floor, New York, NY 10022. The calculation of beneficial ownership in the Schedule 13-G and in this table includes 200,000 warrants that are exercisable within 60 days of the table date and 100,000 calls.

(5)

The calculation of beneficial ownership includes 346,666 shares subject to outstanding options that are exercisable within 60 days of the table date, 34,000 shares held by David N. Pierce as custodian for minor children, and 31,417 shares held in Mr. Pierce’s IRA accounts.

(6)

The calculation of beneficial ownership includes 300,000 shares subject to outstanding options that are exercisable within 60 days of the table date, 176,000 shares held in trust for the benefit of Thomas B. Lovejoy’s children, 70,603 shares held in Mr. Lovejoy’s retirement accounts, 10,000 shares held by Mr. Lovejoy’s spouse’s IRA account, and 200,000 shares held by Lovejoy & Associates, Inc. (of which Mr. Lovejoy is sole owner).

(7)

The calculation of beneficial ownership includes 306,667 shares subject to outstanding options that are exercisable within 60 days of the table date and 16,103 shares held in Mr. Maciolek’s retirement account.

(8)

The calculation of beneficial ownership includes 22,666 shares subject to outstanding options that are exercisable within 60 days of the table date. Includes 26,400 shares held by David L. Worrell jointly with his wife, Julianne Shedd Worrell, 7,000 shares held by Mr. Worrell’s IRA, and 5,000 shares held solely by Julianne Shedd Worrell’s IRA.

(9)	The calculation of beneficial ownership includes 22,666 shares subject to outstanding options that are exercisable within 60 days of the table date.
(10	The calculation of beneficial ownership includes 59,334 shares subject to outstanding options that are exercisable within 60 days of the table date.
(11)	The calculation of beneficial ownership includes 100,000 shares subject to outstanding options that are exercisable within 60 days of the table date.
(12)	The calculation of beneficial ownership includes 1,880,666 shares subject to outstanding derivative securities that are exercisable within 60 days of the table date.

Equity Compensation Plans

Plan Category	Number of Securities To Be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	3,303,733	$4.31	659,250
Equity compensation plans not approved by security holders	50,000	3.25	--
Total	3,353,733	$4.29	659,250

Since inception, the Company has issued options pursuant to stock option and award plans that have been adopted by the Board of Directors and approved by the stockholders. As of December 31, 2006, the Company had outstanding options and unvested restricted stock awards of 3,303,733 shares under plans that have been approved by the stockholders. As of December 31, 2006, there was an aggregate of 50,000 shares reserved for issuance under currently outstanding options granted to a consultant under an arrangement not submitted to the stockholders for approval. The Company will not grant any compensatory options outside of stockholder-approved plans.

In addition to the specific provisions noted below, all such outstanding options, warrants and convertible securities provide for antidilution adjustments to the number of shares issuable and the exercise or conversion price in the event of any stock split, stock dividend or recapitalization of the Company’s common stock; restrict transfer; require the Company to reserve for issuance that number of shares issuable on exercise or conversion; require notice to the holder prior to certain extraordinary corporate events; require payment of the exercise price of options and warrants in cash plus such other type of consideration as specifically noted; are fully vested and exercisable unless otherwise indicated; and contain other similar miscellaneous items.

The Company granted to a consultant in Poland options to purchase 25,000 shares at $4.0625 per share on October 18, 2000, and at $2.44 per share on November 12, 2001. Each option vests one third per year after the date of grant and is exercisable for a period of seven years after the date of vesting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons that own more than 10% of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of equity securities of the Company. Officers, directors and greater than 10% stockholders are required to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of Forms 3, 4 and 5 and amendments thereto filed with the Securities and Exchange Commission during or respecting the last fiscal year ended December 31, 2006, no person that, at any time during the most recent fiscal year, was a director, officer, beneficial owner of more than 10% of any class of equity securities of the Company, or any other person known to be subject to Section 16 of the Exchange Act failed to file, on a timely basis, reports required by Section 16(a) of the Securities Exchange Act.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The written charter of the Company’s Audit Committee requires that all related-party transactions, including any between the Company and its executive officers, directors and principal stockholders (i.e., stockholders owning beneficially 5% or more of the outstanding voting securities of the Company) must be approved by the Audit Committee. For this purpose, a transaction is deemed material if such transaction, alone or together with a series of similar transactions during the same fiscal year, involves an amount that exceeds $60,000. No such transactions occurred during the fiscal year ended December 31, 2006.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee (the “ “Committee”), which is composed solely of independent members of the Board of Directors, assists the Board of Directors in fulfilling its responsibilities relating to executive compensation. The Committee is responsible for overseeing compensation programs that enable the Company to attract, retain and motivate executives capable of establishing and implementing business plans in the best interests of the shareholders. The Committee, on behalf of and in certain instances subject to the approval of the Board of Directors, reviews and approves compensation programs for certain executive officer positions. In this context, the Committee reviewed and discussed with management the Company’s Compensation Discussion and Analysis required by section 402(b) of Regulation S-K. Following the reviews and discussions referred to below, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s annual report on Form 10-K and this proxy statement.

The Compensation Committee:
David L. Worrell, Chairman
Dennis B. Goldstein
Arnold S. Grundvig, Jr.
Richard Hardman
H. Allen Turner

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

In this section, we discuss certain aspects of our compensation program as it pertains to our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers in 2006. We refer to these five persons throughout as the “Named Executive Officers” or “Executive Officers.” Our discussion focuses on compensation and practices relating to our most recently completed fiscal year.

We believe that the performance of each of the Named Executive Officers has the potential to impact both our short-term and long-term profitability. Therefore, we place considerable importance on the design and administration of the executive compensation program.

Executive Compensation Philosophy

Our philosophy is that compensation paid to executive officers should be closely aligned with the performance of the Company on both a short- and long-term basis. Accordingly, a significant portion of total compensation is directly related to Company performance, including reserve and revenue growth, the acquisition of new land and other opportunities, our ability to implement our annual capital plans, and other factors that directly or indirectly influence shareholder value. For example, to create and establish a direct link between long-term shareholder interests and our executives’ compensation, we have maintained equity and cash incentive compensation programs as a significant component of our total executive compensation strategy.

Each element of compensation is designed to provide us with the ability to attract and retain important talent both within and outside of our industry while maintaining executive compensation costs that are competitive with market practice. Accordingly, we use both survey data and public information, as described in the section entitled “Factors Used in Determining Compensation” below, to structure the total compensation opportunities provided to Executive Officers such that (a) the median total compensation of the survey group will serve as a guideline and (b) will result in higher than the median compensation if FX outperforms comparable companies, and executives contribute meaningfully to that performance. Individual Executive Officer compensation opportunities and actual compensation are further influenced by Company performance and individual performance.

                Our executive compensation program, which is administered by the Compensation Committee (the “Committee”), consists of five key elements: Base Salary, Annual Cash Incentives, Long-Term Incentives, Retirement Compensation, and other Employee Benefits. The Committee’s belief in a common philosophy and reward system applies to the employee benefit plans as well. The benefit plans are designed to encourage retention and reward long-term employment. Further, the Committee believes perquisites for senior executives should be extremely limited in scope and value.

Our compensation philosophy for Executive Officers distinguishes between the compensation opportunities made available to Executive Officers and the compensation actually paid to Executive Officers. The actual amount realized by individual Executive Officers from their total compensation opportunities (other than base salary), if any, is dependent upon the Company’s actual operational, financial and/or stock price performance as well as individual performance. Accordingly, if results fail to meet the goals established for one or more of the variable components of total compensation opportunities, then earned compensation is likely to fall below the survey group’s median total compensation depending upon the performance of the companies within that group.

Factors Considered in Determining Compensation

The Compensation Committee annually reviews competitive executive compensation levels based on publicly available data compiled by Equilar, Inc. The public company data is benchmarked with the annual Mercer Human Resource Consulting Energy Compensation Survey, which contains data on both public and private companies, segregated by size and geographical location. In setting 2006 compensation levels, we reviewed comparative compensation data for a group of US traded public companies engaged in the oil and gas business with total market capitalization at fiscal year-end 2005 of less than $650 million. At that time, our market cap was at the 73rd percentile of the group. We believe that this criterion was effective in yielding an appropriate survey group of comparable companies. The survey group included the following companies:

Abraxas Petroleum	McMoran Exploration
Atlas America	Meridian Resources
Brigham Exploration	Mission Resources
Callon Petroleum	Parallel Petroleum
Carrizo Oil & Gas	Petrohawk Energy
Clayton Williams Energy	Petroleum Development
Delta Petroleum	Resource America
Edge Petroleum	Tipperary Oil & Gas
Gasco Energy	Toreador Resources
Goodrich Petroleum	Warren Resources
Harvest Natural Resources

In setting 2007 compensation levels before the beginning of the year, we reviewed comparative compensation data for a group of similar US traded public companies with total market capitalization between $100 million and $450 million, which was more reflective of our then-current market capitalization.

Utilizing the survey group information, the Compensation Committee conducted its own review of the various components of our executive compensation program and, with the assistance of the Chief Executive Officer, made an assessment of the skills, experience and achievements to determine the base salary and annual and long-term incentive targets and opportunities of the Executive Officers as a group and individually. The amount of compensation opportunities of our Executive Officers was based upon these assessments.

As part of the total compensation review process, the Committee reviews each element and the mix of compensation that comprises the total executive compensation package. This process includes comparing prior year data for the executives in the survey group to similar data for the Company’s executives as a group, or individually in the case of the Chief Executive Officer. To support our compensation objectives, the Committee may make adjustments to our executives’ elements of compensation to bring them closer to that of the survey group executives. In addition to adjusting the allocation among elements of compensation for the executive group, or Chief Executive Officer as the case may be, individual pay may differ for any executive based on individual performance, tenure and a subjective assessment of future potential. Adjustments also may be made to base salary or long-term equity pay based on internal equity among the executive group.

Base Salary

To remain competitive with compensation levels of executives at comparable companies, we target the base pay of our Executive Officers at about our relative percentile of the survey group of companies identified above. We believe that targeting base pay at a competitive level helps fulfill our compensation program objective of attracting and retaining high quality executives. Each Executive Officer’s salary relative to this competitive framework varies based on the level of his responsibility, experience, time in position, internal equity considerations, and individual performance and is reviewed by the Compensation Committee on an annual basis. Specific salary adjustments take into account these factors and the current market for management talent. An Executive Officer’s base salary will also generally be reviewed at the time of a promotion or other change in responsibilities. As a result of its review of the survey group data, the Compensation Committee did not increase the base salary of three Executive Officers during 2006.

Annual Cash Incentives

As part of each Executive Officer’s performance-based compensation, we maintain the FX Energy Cash Bonus Plan (the “Plan”). The purpose of the Plan is to reward employees for extraordinary performance in achieving individual and corporate accomplishments that result in increased shareholder value. Each year, specific written individual performance objectives are established annually and approved by the Committee for individual performance. For each such objective, actual performance is reviewed by the Committee (usually at the final Compensation Committee meeting of each year) in order to determine the individual component of each year’s potential bonus payment. The Committee also reviews corporate accomplishments, including success in the areas of reserve additions, revenue growth, implementation of the Company’s annual capital plan, and the acquisition of new land and other opportunities. Target awards are determined at the beginning of the year for each Executive Officer. Awards under the Plan are made as a percentage of salary within a range that corresponds to the level of performance determined to have been achieved. The Committee has the ability to apply discretion to increase or decrease the actual payout resulting from the Plan. The Committee also recognizes that events may arise that preclude the Company from making a bonus award, notwithstanding adequate performance by both the Company and its employees.

Long-Term Incentives

Equity Awards

We maintain several Equity Compensation Plans under which we make an annual grant of stock awards to eligible Executive Officers. Equity incentives represent a significant element of our total compensation program. As with other elements, the value received through various stock-based awards is included in our annual total compensation review process. The review includes an analysis of each specific component that comprises total compensation. Each year, we collect and review competitive data from the survey group specifically on the use of and value received through equity incentives. From this data, management develops and recommends annual awards that are typically at or below the mean of the survey group. Individual awards are based on a subjective assessment of individual performance, contribution and future potential.

Over the past several years, significant accounting and legislative changes have led us to review our existing programs and focus more closely on stock utilization (overhang and annual run rates). As a result, we have discontinued certain stock option awards under our Equity Compensation Plans. In 2005, we began instead issuing restricted stock awards to the majority of eligible senior management as their primary long-term equity incentive. Restricted stock awards provide value in the form of Company stock while resulting in lower share usage and lower dilution than the use of certain other types of equity awards. In addition, the vesting conditions (discussed below) and opportunity for long-term capital appreciation, which are characteristic of restricted stock awards, help the Company achieve its objectives of management retention and linking pay to the Company’s long-term shareholder value. Restricted stock awards do not offer dividend or voting rights until they vest and shares are subsequently released to the grantee.

Vesting and Other Restrictions

Annual equity awards granted under our Equity Compensation Plans typically vest 33% on each of the first three anniversaries of their grant date, contingent on continued employment with the Company. With respect to supplemental awards, the Company may use a shorter or longer vesting period depending upon the Company’s retention objectives for the individual recipient. The Company believes that these provisions serve its objectives of retention and connecting the executives’ long-term interests to those of the Company.

Grant Timing and Pricing

We grant annual stock awards at our fourth quarter, regularly scheduled board meeting each year. Notwithstanding our grant schedule, we do not grant stock awards prior to the release of material, nonpublic information which is likely to result in an increase in the Company’s stock price, nor do we delay the grant of stock awards until after the release of material, non-public information that is likely to result in a decrease in the Company’s stock price. We may change the date upon which equity awards are granted if there is unreleased material, nonpublic information.

Retirement Compensation

We do not offer a traditional pension plan, and therefore our Executive Officers receive a comparatively smaller allocation of total compensation to retirement pay. Accordingly, beginning in 2004, we adopted a 401(k) Stock Bonus Plan under which we make annual contributions, in the form of FX Energy stock, to the retirement account of each of our Executive Officers. Each Executive Officer is encouraged to retain the contributed stock, and, as of the date of this report, no Executive Officer has sold any of the shares so contributed. The Compensation Committee believes that offering this plan to executives is critical to achieve the objectives of attracting and retaining talent, particularly because we do not offer a defined benefit pension plan. We do not provide any employee stock purchase, employee stock ownership, deferred compensation, supplemental early retirement, or defined benefit pension plans.

Impact of Internal Revenue Code Section 162(m)

Under the Omnibus Budget Reconciliation Act of 1993, provisions were added to the Internal Revenue Code under Section 162(m) that limit our federal income tax deductions for compensation expense in excess of $1 million paid to executive officers. However, performance-based compensation can be excluded from the limit so long as it meets certain requirements.

No executive officer of FX Energy, including our Chief Executive Officer, has received compensation in any given year in excess of $1 million, nor do we expect them to exceed that threshold in the foreseeable future.

Other Compensation

We offer limited other perquisites and benefits to our executive officers, which are reflected in the relevant tables and narratives which follow. In general, the executives participate in basic Company-wide plans and programs such as group medical and dental, vision, and other benefits, in accordance with the terms of the programs. We do not offer disability insurance, automobile allowances, company-provided automobiles, club memberships/dues, financial planning allowances, security services, first class air travel, or sign-on or retention bonuses.

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation of our Chief Executive Officer, Chief Financial Officer and our three highest paid executive officers other than our Chief Executive Officer and Chief Financial Officer for the fiscal year ended December 31, 2006:

Name and Principal Position	Salary ($)	Bonus ($)	Restricted Stock Awards ($)(1)	Other Compensation ($)(2)	Total Compensation ($)
David N. Pierce	$350,000	$80,000	$210,000	$65,106	$700,106
President, Chief Executive Officer

Thomas B. Lovejoy	250,000	--	168,000	67,645	485,645
Chairman, Chief Financial Officer(3)

Andrew W. Pierce	260,000	85,800	192,500	48,591	561,091
Executive Vice-President

Jerzy B. Maciolek	260,000	85,800	192,500	62,444	574,944
Vice-President Exploration

Clay Newton	175,000	55,000	157,500	50,525	438,025
Vice-President Finance(4)

________________

(1)

Amounts shown are the dollar amounts that will be recognized over the vesting period as compensation expense for financial reporting purposes under FAS 123R (excluding estimates for forfeitures) for shares of restricted stock granted in 2006. The fair value of all of the awards is equal to the market value of our Common Stock on the date of grant. Although the amounts included in the table do not reflect estimated forfeitures, the amounts actually recognized in our financial statements will be reduced, in accordance with FAS 123R, for estimated forfeitures. In 2006, we experienced actual forfeiture rates of 0% for restricted granted to our Executive Officers. The value ultimately realized by the executive upon the actual vesting of the award(s) may or may not be equal to the SFAS No. 123R determined value. The table below shows the 2006 stock grants to each of the named executives. More information on the awards can be found in the “Grant of Plan-Based Awards” table on page 16.

(2)	The amounts reported for each of the named executives in “All Other Compensation” are shown below (in dollars):

Name	Restricted Shares
David N. Pierce	30,000
Thomas B. Lovejoy	24,000
Andrew W. Pierce	27,500
Jerzy B. Maciolek	27,500
Clay Newton	22,500
(3)	Mr. Lovejoy resigned as Chief Financial Officer on February 20, 2007, at which time he was appointed as Executive Vice-President.
(4)	Mr. Newton was appointed as the Company’s Principal Financial Officer on February 20, 2007.

Name	Registrant Contributions to Defined Contribution Plans	Medical / Dental Insurance Premiums
David N. Pierce	$42,000	$23,106
Thomas B. Lovejoy	42,000	25,645
Andrew W. Pierce	42,000	6,591
Jerzy B. Maciolek	42,000	20,444
Clay Newton	35,000	15,525

GRANTS OF PLAN-BASED AWARDS IN LAST FISCAL YEAR

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)(1)	Maxi-mum ($)	Threshold (#)	Target (#)	Maxi-mum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Option (#)	Exercise or Base Price of Option Awards ($/Sh)

David N. Pierce	12/14/06	--	227,500	--	--	--	--	30,000	--	--

Thomas B. Lovejoy	12/14/06	--	112,500	--	--	--	--	24,000	--	--

Andrew W. Pierce	12/14/06	--	148,500	--	--	--	--	27,500	--	--

Jerzy B. Maciolek	12/14/06	--	148,500	--	--	--	--	27,500	--	--

Clay Newton	12/14/06	--	83,250	--	--	--	--	22,500	--	--

_______________

(1)

Reflects estimated 2007 cash payouts under the Company’s short term incentive plan, assuming achievement of both personal and corporate objectives. The estimated amounts were calculated during 2006 and are based on the applicable bonus target and base salary for each named executive as of January 1, 2007. The Committee has the ability to apply discretion to increase or decrease the actual payout resulting from the Plan, depending on levels of both individual and corporate performance. Additional discussion of the Company’s short term incentive plan can be found in the CD&A narrative. Actual bonus payouts under the short term incentive plan for 2006 for each Executive Officer are also discussed in the CD&A narrative and are reflected in the “Bonus” column of the Summary Compensation Table.

(2)

The restricted stock awards, which we granted under our 2004 Long Term Incentive Plan, vest in three equal annual installments beginning December 14, 2007 as long as the executive remains employed by the Company. If an Executive Officer retires, dies, or becomes disabled prior to the end of the normal vesting period, the shares will vest according to the terms of each Executive Officer’s employment agreement. Restricted stock awards also vest fully on a change in control.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

We maintain the following executive compensation programs for our named executive officers:
•	Base salary
•	Annual cash incentive compensation
•	Equity-based awards
•	Retirement benefits
•	Other employee benefits
•	Employment and change in control agreements

We include further details regarding these programs, including information on performance criteria and vesting provisions, in the “Compensation Discussion and Analysis—Executive Compensation Philosophy” section on page 11.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table reflects outstanding stock option awards classified as exercisable and unexercisable as of December 31, 2006, for each of the named executives. The table also reflects unvested and unearned stock awards.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(#)	Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock Held That Have Not Vested(#)	Market Value of Shares or Units of Stock That Have Not Vested($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested($)

David N. Pierce	60,000	-	60,000	$4.06	10/18/07	50,000(3)	$308,500	-	-
	60,000	-	60,000	$2.44	11/12/08	-	-	-	-
	85,000	-	85,000	$2.40	08/14/09	-	-	-	-
	85,000	-	85,000	$3.98	10/27/10	-	-	-	-
	56,667	28,333	85,000	$8.37	08/31/11	-	-	-	-
Thomas B. Lovejoy	50,000	-	50,000	$4.06	10/18/07	40,000(4)	$246,800	-	-
	50,000	-	50,000	$2.44	11/12/08	-	-	-	-
	75,000	-	75,000	$2.40	08/14/09	-	-	-	-
	75,000	-	75,000	$3.98	10/27/10	-	-	-	-
	50,000	25,000	75,000	$8.37	08/31/11	-	-	-	-
Andrew W. Pierce	50,000	-	50,000	$4.06	10/18/07	45,833(5)	$282,790	-	-
	50,000	-	50,000	$2.44	11/12/08	-	-	-	-
	75,000	-	75,000	$2.40	08/14/09	-	-	-	-
	75,000	-	75,000	$3.98	10/27/10	-	-	-	-
	50,000	25,000	75,000	$8.37	08/31/11	-	-	-	-
Jerzy B. Maciolek	50,000	-	50,000	$4.06	10/18/07	45,833(6)	$282,790	-	-
	65,000	-	65,000	$2.40	08/14/09	-	-	-	-
	75,000	-	75,000	$3.98	10/27/10	-	-	-	-
	116,667	58,333	175,000	$8.37	08/31/11	-	-	-	-
Clay Newton	5,000	-	5,000	$2.40	08/14/09	35,166(7)	$217,678	-	-
	39,000	-	39,000	$3.20	10/01/10	-	-	-	-
	42,000	-	42,000	$3.98	10/27/10	-	-	-	-
	36,667	18,333	55,000	$8.37	08/31/11	-	-	-	-
(1)

We granted all options seven years prior to the expiration date. The options vest ratably over a three-year period beginning with the first third vesting one year after the date of grant, the second third vesting two years after the date of grant, and the final third vesting three years after the date of grant.

(2)	Market value of shares of stock that have not vested is based on the December 29, 2006, closing market price for a share of our common stock which was $6.17.
(3)

Mr. Pierce’s restricted shares will vest as follows: 10,000 shares on each of November 17, 2007, December 14, 2007, November 17, 2008, December 14, 2008, and December 14, 2009. All of the restricted shares will also vest if we terminate his employment other than for cause or if he dies or becomes disabled. Restricted stock awards also vest fully on a change in control.

(4)

Mr. Lovejoy’s restricted shares will vest as follows: 8,000 shares on each of November 17, 2007, December 14, 2007, November 17, 2008, December 14, 2008, and December 14, 2009. All of the restricted shares will also vest if we terminate his employment other than for cause or if he dies or becomes disabled. Restricted stock awards also vest fully on a change in control.

(5)

Mr. Pierce’s restricted shares will vest as follows: 9,167 shares on each of November 17, 2007, December 14, 2007, November 17, 2008, December 14, 2008, and December 14, 2009. All of the restricted shares will also vest if we terminate his employment other than for cause or if he dies or becomes disabled. Restricted stock awards also vest fully on a change in control.

(6)

Mr. Maciolek’s restricted shares will vest as follows: 9,167 shares on each of November 17, 2007, December 14, 2007, November 17, 2008, December 14, 2008, and December 14, 2009. All of the restricted shares will also vest if we terminate his employment other than for cause or if he dies or becomes disabled. Restricted stock awards also vest fully on a change in control.

(7)

Mr. Newton’s restricted shares will vest as follows: 6,333 shares on each of November 17, 2007 and November 17, 2008, and 7,500 shares on each of December 14, 2007, December 14, 2008, and December 14, 2009. All of the restricted shares will also vest if we terminate his employment other than for cause or if he dies or becomes disabled. Restricted stock awards also vest fully on a change in control.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
David N. Pierce	-	-	10,000	$62,200
Thomas B. Lovejoy	-	-	8,000	49,760
Andrew W. Pierce	-	-	9,167	57,019
Jerzy B. Maciolek	-	-	9,167	57,019
Clay Newton	-	-	6,334	39,391

OTHER POTENTIAL POST-EMPLOYMENT COMPENSATION

The following summaries describe potential payments payable to our named Executive Officers upon termination of employment or a change in control. The actual payments to executives are contingent upon many factors as of the time benefits would be paid, including elections by the executive and tax rates as well as the discretion of the Compensation Committee.

David N. Pierce

If we terminate Mr. Pierce’s employment other than for cause (as defined in the agreement) or Mr. Pierce resigns for cause (as defined in the agreement), Mr. Pierce will be entitled to severance pay and up to 24 months of continued health care coverage. The severance pay is payable in a lump sum six months after his termination, and is equal to two times the greater of (a) Executive’s then current annual salary, or (b) Employee’s salary plus bonus compensation for the year most recently ended as paid on a calendar year cash basis, and as reportable on the applicable W-2. Mr. Pierce will be entitled to receive enhanced severance payments and benefits instead of those described above if: (i) we terminate his employment other than for cause within two years after a change in control (as defined in the agreement), or (ii) Mr. Pierce’s employment is terminated by death or disability. The enhanced severance payments and benefits consist of the same severance pay described above, as well as immediate vesting of all unvested options, restricted shares and other equity-based awards.

Assuming Mr. Pierce’s employment was terminated under the circumstances noted in the table below as of March 28, 2007, payments and benefits to him would have an estimated potential value as follows:

David N. Pierce, President and Chief Executive Officer

Termination Reason	Cash Severance	Benefits	Value of Accelerated Equity Awards	Tax Gross-ups	Retirement Plans
Retirement / Voluntary	-	-	-	-	-
With Cause	-	-	-	-	-
Without Cause	$910,000	$43,188	-	-	-
Death / Disability	$910,000	$43,188	$379,500	-	-
Change in Control	$910,000	$43,188	$379,500	-	-

Executive Officers (Other Than David N. Pierce)

Employment Agreements

We have entered into agreements with Messrs. Pierce, Maciolek, Lovejoy, and Newton, providing for certain severance benefits in the event of the severance of the employment of such executive officers. Under each agreement, severance benefits as described below are payable if such executive officer ceases to be employed by us for any reason other than just cause or voluntary termination or retirement.

                The agreements provide that each such executive officer shall be entitled to severance pay and up to 24 months of continued health care coverage. The severance pay is payable in a lump sum six months after his termination, and is equal to two times the greater of (a) Executive’s then current annual salary, or (b) Employee’s salary plus bonus compensation for the year most recently ended as reportable on the applicable W-2. The severance pay is payable in a lump sum six months after termination. In the event of termination resulting from death or disability of the executive officer, all unvested options, restricted shares and other equity-based awards will be immediately vested.

Each of the agreements has an initial term of two and one-half years; provided, however, that such agreements will automatically be renewed for successive two and one-half year terms unless we deliver to the applicable executive officer written notice of non-renewal at least 40 days before the expiration date. Each of the agreements with Messrs. Pierce, Maciolek, Lovejoy, and Newton were entered into on January 1, 2007. Notwithstanding the foregoing, these agreements automatically terminate upon the earlier of a change in corporate control (as defined in the change in corporate control agreements described below) or such time as the applicable executive officer ceases to be employed by us for any reason.

Change in Control Agreements

We have also entered into agreements, as amended, with Messrs. Pierce, Maciolek, Lovejoy, and Newton, providing for certain enhanced severance benefits in the event of the severance of the employment of such executive officers following a change in corporate control. Under each agreement, severance is payable upon a termination within two years following a change in corporate control. The enhanced severance payments and benefits consist of the same severance pay described above, as well as immediate vesting of all unvested options, restricted shares and other equity-based awards.

Each of the agreements has an initial term of one year, and the expiration date will automatically be extended for one additional year unless in the 60-day period immediately preceding any anniversary date of the agreement, either we or the applicable executive officer rejects such automatic extension. The agreements with Messrs. Pierce, Maciolek, Lovejoy, and Newton were entered into in January 1, 2007.

Assuming the employment of the Executive Officers noted in the tables below was terminated under the circumstances noted in the table on March 28, 2007, payments and benefits to each executive officer would have estimated potential values as follows:

Andrew W. Pierce, Vice-President, Operations

Termination Reason	Cash Severance	Benefits	Value of Accelerated Equity Awards	Tax Gross-ups	Retirement Plans
Retirement / Voluntary	-	-	-	-	-
With Cause	-	-	-	-	-
Without Cause	$645,000	$12,036	-	-	-
Death / Disability	$645,000	$12,036	$347,872	-	-
Change in Control	$645,000	$12,036	$347,872	-	-

Jerzy B. Maciolek, Vice-President, Exploration

Termination Reason	Cash Severance	Benefits	Value of Accelerated Equity Awards	Tax Gross-ups	Retirement Plans
Retirement / Voluntary	-	-	-	-	-
With Cause	-	-	-	-	-
Without Cause	$645,000	$38,054	-	-	-
Death / Disability	$645,000	$38,054	$347,872	-	-
Change in Control	$645,000	$38,054	$347,872	-	-

Thomas B. Lovejoy, Chairman, Executive Vice-President

Termination Reason	Cash Severance	Benefits	Value of Accelerated Equity Awards	Tax Gross-ups	Retirement Plans
Retirement / Voluntary	-	-	-	-	-
With Cause	-	-	-	-	-
Without Cause	$600,000	$48,259	-	-	-
Death / Disability	$600,000	$48,259	$303,600	-	-
Change in Control	$600,000	$48,259	$303,600	-	-

Clay Newton, Principal Financial Officer

Termination Reason	Cash Severance	Benefits	Value of Accelerated Equity Awards	Tax Gross-ups	Retirement Plans
Retirement / Voluntary	-	-	-	-	-
With Cause	-	-	-	-	-
Without Cause	$420,000	$30,554	-	-	-
Death / Disability	$420,000	$30,554	$266,910	-	-
Change in Control	$420,000	$30,554	$266,910	-	-

DIRECTOR COMPENSATION

The following table sets forth certain information regarding the compensation earned by or awarded to each non-employee director who served on our Board of Directors in 2006. Directors who are employees of FX Energy are not compensated for their services.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value And Nonqualified Deferred Compensation Earnings	All Other Compensation ($)(3)	Total ($)
Dennis B. Goldstein(4)	$46,000	$ 58,800	-	-	-	-	$104,800
Arnold S. Grundvig, Jr.(5)	31,000	29,400	-	-	-	-	60,400
Richard Hardman(6)	26,000	183,750	-	-	-	57,000	266,750
David L. Worrell(7)	31,000	29,400	-	-	-	-	60,400
(1)	Non-employee directors receive the following annual cash compensation:

•	An annual retainer of $20,000.
•	An additional annual retainer of $20,000 for the Lead Director.
•	A fee of $1,500 for each board meeting attended.
•	An annual retainer of $5,000 for the chairman of the Audit and Compensation Committees.
•

Each director is entitled to reimbursement for reasonable out-of-pocket expenses incurred in connection with travel to and from, and attendance at, meetings of the Board of Directors or its committees and related activities.

(2)	Non-employee directors receive the following annual stock awards:
•	An annual grant of 4,200 shares of restricted stock.
•	An additional annual grant of 4,200 shares of restricted stock for the Lead Director.
•	An annual grant of 26,250 shares of restricted stock for the Technical Advisor.
(3)	Annual consulting fees of $57,000 for the Technical Advisor.
(4)	Lead Director.
(5)	Chairman of the Audit Committee.
(6)	Technical Advisor to the Board of Directors.
(7)	Chairman of the Compensation Committee.

RELATED PARTY TRANSACTIONS

The Board of Directors has adopted a written Related Party Transactions Policy for the review, approval or ratification of Related Party Transactions (all current or proposed transactions, regardless of dollar value, in which (i) the Company is a participant and (ii) any director, executive officer or immediate family member of any director or executive officer has a direct or indirect material interest) and has given the Audit Committee the responsibility for overseeing the policy. The policy requires all Related Party Transactions to be ratified by the Audit Committee, which takes into account, among other things, whether the transaction is on terms that are no less favorable to the Company than terms generally available to an unaffiliated third-party under similar circumstances and the materiality of the related person’s interest in the transaction.

We not aware of any related party transactions that would require disclosure.

AUDIT COMMITTEE REPORT

The Audit Committee oversees the financial reporting process for the Company on behalf of the Board of Directors. In fulfilling its oversight responsibilities, the Audit Committee reviewed the annual financial statements included in the Annual Report and filed with the Securities and Exchange Commission. The Audit Committee also reviewed the unaudited financial statements filed with the Company’s quarterly reports on Form 10-Q.

The Committee discussed with management and the independent registered public accountants the acceptability and the quality of the accounting principles used in the financial statements. These discussions included the clarity of the disclosures made therein, the underlying estimates and assumptions used in the financial reporting, the reasonableness of the significant judgments and management decisions made in developing the financial statements, and the independent registered public accountants’ evaluation of the Company’s internal controls. In addition, the Audit Committee has discussed with the independent registered public accountants their independence from the Company and its management, including the matters in the written disclosures required by Independence Standards Board Standard No. 1.

The Audit Committee has also discussed issues related to the overall scope and objectives of the audits conducted, the internal controls used by the Company, and the selection of the Company’s independent registered public accountants with the Company management and its independent registered public accountants.

The Audit Committee also discussed with management the Company’s disclosure controls and procedures and the certifications by the Company’s Chief Executive Officer and Principal Financial Officer, which are required by the Securities and Exchange Commission under the Sarbanes-Oxley Act of 2002 for certain of the Company’s filings with the Securities and Exchange Commission. During 2006, the Company did not engage PricewaterhouseCoopers LLP to perform any management or financial information systems design consulting services.

Pursuant to the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the Securities and Exchange Commission.

The foregoing report has been furnished by:	Arnold S. Grundvig, Jr., Chairman
Dennis B. Goldstein
David L. Worrell

RELATIONSHIP WITH INDEPENDENT AUDITORS

Independent Registered Public Accountants

Audit Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2006, and for the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q for that fiscal year were $234,900. The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2005, for the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q for that fiscal year, and for reviews of registration statements and for assistance with the Securities and Exchange Commission’s review of the Company’s prior year financial statements were $220,935.

Audit Related Fees

PricewaterhouseCoopers LLP did not bill the Company for any professional services that were reasonably related to the performance of the audit or review of financial statements for either the fiscal year ended December 31, 2006, or the fiscal year ended December 31, 2005, that are not included under Audit Fees above.

Tax Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for domestic and international tax compliance, tax advice, and tax planning for the fiscal years ended December 31, 2006, and December 31, 2005, were $18,684 and $92,705, respectively.

All Other Fees

PricewaterhouseCoopers LLP did not perform any services for the Company or charge any fees other than the services described above under “Audit Fees” and “Tax Fees” for either the fiscal year ended December 31, 2006, or the fiscal year ended December 31, 2005.

The engagements of PricewaterhouseCoopers LLP to perform all of the above-described services were approved by the Audit Committee before the Company entered into the engagements, and the policy of the Audit Committee is to require that all services performed by the independent registered public accountants be preapproved by the Audit Committee before the services are performed.

OTHER MATTERS

Management does not know of any business other than that referred to herein that may be considered at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their best judgment.

In order to assure the presence of the necessary quorum and to vote on the matters to come before the Annual Meeting, please indicate your choices on the enclosed proxy and date, sign and return it promptly in the envelope provided. The signing of a proxy by no means prevents your attending the meeting.

By Order of the Board of Directors

FX ENERGY, INC.

Salt Lake City, Utah
May 4, 2007	Scott J. Duncan, Secretary

PROXY

FX ENERGY, INC.

Annual Meeting of the Stockholders of	(This Proxy Is Solicited on Behalf
FX Energy, Inc., on June 5, 2007	of the Company)

The undersigned hereby appoints David N. Pierce and Scott J. Duncan proxies, and each of them, with full power of substitution, to vote all shares of common stock of FX ENERGY, INC. (the “Company”), that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company (“Annual Meeting”) to be held in the Sawtooth Room at Little America Hotel, 500 South Main Street, Salt Lake City, Utah, on June 5, 2007, at 10:00 a.m., local time, or any adjournment(s) thereof, such proxies being directed to vote as specified below. If no instructions are specified, such proxy will be voted “FOR” each proposal.

To vote in accordance with the Board of Directors’ recommendations, sign below. The “FOR” boxes may, but need not, be checked. To vote against any of the recommendations, check the appropriate box marked “AGAINST” below. To withhold authority for the proxies to vote for any of the recommendations, check the appropriate box(es) marked “WITHHOLD AUTHORITY” below.

The Board of Directors recommends votes “FOR” the following proposals, each of which has been proposed by the Board of Directors:

1.

To elect David L. Worrell, Thomas B. Lovejoy and Arnold S. Grundvig, Jr., to serve as directors for a term expiring at the 2010 Annual Meeting of the Stockholders of the Company, and to elect H. Allen Turner to serve as a director for a term expiring at the 2009 Annual Meeting of the Stockholders of the Company, and until a successor is elected and qualified. To withhold your vote for any individual nominee, strike a line through such nominee’s name.

David L. Worrell	Thomas B. Lovejoy

Arnold S. Grundvig, Jr.	H. Allen Turner

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2007 fiscal year.

FOR	☐	AGAINST	☐	WITHHOLD AUTHORITY	☐

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

FOR	☐	AGAINST	☐	WITHHOLD AUTHORITY	☐

Please print your name and sign exactly as your name appears in the records of the Company. When shares are held by joint tenants, both should sign.

Dated:

Signature	Signature (if held jointly)

Print Name	Print Name

PLEASE MARK, SIGN, DATE, AND
RETURN THIS PROXY TO:	FX ENERGY, INC.
3006 HIGHLAND DRIVE, SUITE 206
SALT LAKE CITY, UTAH 84106
FACSIMILE: (801) 486-5575